UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Radiation Therapy Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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RADIATION THERAPY SERVICES, INC.

2234 Colonial Boulevard

Fort Myers, Florida 33907

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of Radiation Therapy Services, Inc., a Florida corporation. The meeting will be held on May 5, 2006 at 10:00 a.m., local time, at our headquarters, located at 2234 Colonial Boulevard, Fort Myers, Florida 33907.

The notice of the meeting and the proxy statement on the following pages cover the formal business of the meeting, which includes the election of three directors and a proposal to ratify the appointment of our independent registered public accounting firm. We will also report on the progress and matters of current interest.

Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided. Returning your proxy card will not prevent you from voting in person at the meeting if you are present and choose to do so.

We look forward to your attendance at the meeting.

Cordially,

Daniel E. Dosoretz, M.D.
President and Chief Executive Officer

March 31, 2006

RADIATION THERAPY SERVICES, INC.

2234 Colonial Boulevard

Fort Myers, Florida 33907

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 5, 2006

The 2006 annual meeting of shareholders of Radiation Therapy Services, Inc., a Florida corporation will be held on May 5, 2006, beginning at 10:00 a.m. local time, at our headquarters, located at 2234 Colonial Boulevard, Fort Myers, Florida 33907 for the following purposes:

1.	To elect three directors to serve on our board of directors;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2006; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Your attention is directed to the proxy statement accompanying this notice for a more complete description of the matters to be acted upon at the meeting. Our Annual Report on Form 10-K for the year ended December 31, 2005 is also enclosed. March 10, 2006 has been fixed as the record date for shareholders entitled to vote at the meeting, and only holders of record of our common stock at the close of business on that day will be entitled to receive notice of, and to vote at, the meeting. Each outstanding share of common stock is entitled to one vote on all matters to be voted on at the meeting.

All shareholders are cordially invited to attend the meeting. It is important that your shares be represented and voted at the meeting. You can vote your shares by proxy by marking, signing, dating, and promptly returning the enclosed proxy card in the postage-paid envelope furnished for that purpose. Any proxy may be revoked in the manner described in the accompanying proxy statement at any time prior to its exercise at the annual meeting of shareholders. Any shareholder present at the meeting may withdraw his or her proxy and vote personally on any matter brought before the meeting.

If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. Please note, however, that if your shares are held of record by a broker, bank or other nominee, you may not vote your shares in person at the meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the meeting.

Please note that attendance at the meeting will be limited to shareholders as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the meeting your bank or brokerage statement evidencing your beneficial ownership of our stock.

BY ORDER OF THE BOARD OF DIRECTORS

James H. Rubenstein, M.D.
Secretary

Fort Myers, Florida

March 31, 2006

RADIATION THERAPY SERVICES, INC.

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 5, 2006

This proxy statement is first being mailed on or about March 31, 2006 to all of the holders of shares of the common stock of Radiation Therapy Services, Inc., a Florida corporation (“RTS,” “we,” “us” or the “company”), in connection with the solicitation by our board of directors of proxies in the enclosed form to be used at the annual meeting of shareholders to be held on May 5, 2006 beginning at 10:00 a.m., local time, at our headquarters, located at 2234 Colonial Boulevard, Fort Myers, Florida 33907, and at any adjournment or postponement thereof, pursuant to the accompanying notice of annual meeting.

Our principal executive offices are located at 2234 Colonial Boulevard, Fort Myers, Florida 33907 and our telephone number is (239) 931-7275. A list of shareholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the annual meeting and at the annual meeting itself for examination by any shareholder.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, our shareholders will be asked to:

1.	Elect three directors, each for a term of three years; and

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Shareholders also will transact any other business that may properly come before the meeting. Members of our management team and representatives of Ernst & Young LLP, our independent registered public accounting firm, will be present at the meeting to respond to appropriate questions from shareholders.

Who is entitled to vote?

The record date for the meeting is March 10, 2006. Only shareholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is our common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 22,926,071 shares of our common stock outstanding.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of a non-discretionary item, your shares will be considered “broker non-votes” on that proposal.

As the beneficial owner of shares, you are invited to attend the annual meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy form from the record holder of your shares.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

Who can attend the annual meeting?

All Radiation Therapy Services, Inc. shareholders may attend the annual meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the shareholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

What does it mean if I receive more than one proxy card?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares.

How do I vote?

If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

If your shares are held in street name, you may be able to vote your shares electronically by telephone or on the Internet. A large number of banks and brokerage firms participate in a program provided through ADP Investor Communications Services that offers telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in the ADP program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you.

If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered shareholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy form from their record holder.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote:

•	by signing another proxy with a later date; or

•	if you are a registered shareholder, by giving written notice of such revocation to the Secretary of the Company prior to or at the meeting or by voting in person at the meeting.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Who will count the votes?

Our transfer agent, American Stock Transfer and Trust Company will tabulate and certify the votes. A representative of the transfer agent will serve as an inspector of election.

How does the board of directors recommend I vote on the proposals?

Your board recommends that you vote:

•	FOR the election of the three nominees to the board of directors; and

•	FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the three nominees to the board of directors; and

•	FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm.

Will any other business be conducted at the meeting?

We know of no other business that will be presented at the meeting. If any other matter properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominees?

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the three nominees as directors. This means that the three nominees will be elected if they receive more affirmative votes than any other person. If you vote “Withheld” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will note your shares for the substitute nominee, unless you have withheld authority.

How many votes are required to ratify the appointment of our independent registered public accounting firm?

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How will abstentions be treated?

Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against a proposal.

How will broker non-votes be treated?

Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote, so they will not affect the outcome of any proposal.

Where can I find the voting results of the annual meeting?

We plan to announce preliminary voting results at the annual meeting and to publish final results in Quarterly Report on SEC Form 10-Q for the quarter ending June 30, 2006.

Will I receive a copy of the annual report?

We have mailed you our Annual Report on Form 10-K for the year ended December 31, 2005 with this Proxy Statement. You can also obtain a copy by writing to us at 2234 Colonial Boulevard, Fort Myers, Florida 33907 or by accessing the Securities and Exchange Commission’s EDGAR database at www.sec.gov. Our annual report is not incorporated into this proxy statement and is not considered proxy soliciting material.

Who pays for solicitation of the proxy?

The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted herewith, will be paid for by us. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally or by telephone, mail or other means, for which no compensation will be paid other than their regular salary or other usual compensation. Arrangements also will be made as appropriate with banks and brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by such persons, and we will, upon request, reimburse said persons for their reasonable expenses in so doing.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes of directors, each serving staggered three-year terms. Upon expiration of the term of a class of directors, directors for that class are elected for three-year terms at the annual meeting of shareholders in the year in which such term expires. Each director’s term is subject to the election and qualification of their respective successor, or their earlier death, resignation or removal. The term of office of three of our current Class II members, James H. Rubenstein, M.D., Herbert F. Dorsett and Leo R. Doerr will expire at the meeting and all are nominees for election to the board. The board of directors recommends that these nominees be elected at the meeting to hold office until our annual meeting of shareholders in 2009 and until their successor shall be duly elected and qualified or until their earlier death, resignation or removal. Each of the nominees has consented to being named in this proxy statement and to serve if elected. The Class I and Class III directors have two years and one year, respectively, remaining on their terms of office.

Directors are elected by a plurality of the votes cast. Shares may not be voted cumulatively. Proxies cannot be voted for a greater number of persons than the number of nominees named. Shares represented by the accompanying proxy will be voted for the election of the nine nominees recommended by the board of directors, unless the proxy is marked in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. Votes withheld and broker non-votes are not counted toward a nominee’s total. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxyholder may determine. We are not aware of any nominee who will be unable to or for good cause will not serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL 1, THE ELECTION OF JAMES H. RUBENSTEIN, M.D., HERBERT F. DORSETT AND LEO R. DOERR, THE THREE NOMINEES FOR DIRECTOR.

Information regarding Nominees for Director:

Nominees for Election of Class II Directors for a Three-Year Term

Expiring at the 2009 Annual Meeting

Name	Age	Position with the Company
James H. Rubenstein, M.D.	51	Medical Director, Physician, Secretary and Director

Herbert F. Dorsett	72	Director

Leo R. Doerr	65	Director

James H. Rubenstein, M.D., joined us in 1989 as a physician and has served as a director since 1993, as our Secretary since May 1998 and as our Medical Director since January 2004. Dr. Rubenstein is also employed as a physician by our wholly-owned subsidiary, 21st Century Oncology, Inc. Prior to joining us, Dr. Rubenstein was an Assistant Professor of Radiation Oncology at the University of Pennsylvania and later became Co-Director of the Radiation Oncology Residency Program. He also served as Chairman of the Department of Medicine for Columbia Regional Medical Center in Southwest Florida and became a Clinical Assistant Professor at the University of Miami School of Medicine’s Department of Radiology. He graduated from New York University School of Medicine and completed his internship and residency in internal medicine at Beth Israel Hospital in Boston, at the same time working as an Assistant Instructor in internal medicine for Harvard University’s School of Medicine. He is board certified in Internal Medicine by the American Board of Internal Medicine and in Radiation Oncology by the American Board of Radiology.

Herbert F. Dorsett has served as an independent member of our board of directors since the completion of our June 2004 initial public offering. Since 2001 Mr. Dorsett has served as Director of Development of Harry Chapin Food Banks of Southwest Florida. From 1995 to 2001, Mr. Dorsett was a hospital consultant for Organizational Dimensions. Mr. Dorsett served as Chief Executive Officer of Kirskville Osteopathic Medical Center from 1993 to 1995 and from 1992 to 1993 he was Vice President, Corporate Development for Basic American Medical, Inc. Prior to such time he served as President of Southwest Florida Regional Medical Center for more than 10 years. Mr. Dorsett is a Diplomate of the American College of Healthcare Executives and was past chairperson of the Florida Hospital Association and the Florida League of Hospitals. Mr. Dorsett holds a Masters of Hospital Administration from Baylor University and a Bachelor of Music from Stetson University.

Leo R. Doerr has served as an independent member of our board of directors since January 2005. Mr. Doerr brings 40 years of banking and financial services experience to the board. He has served as Senior Vice President of Marketing and Support at SouthTrust Bank and Senior Vice President of Lending at the Banc of the Islands. Mr. Doerr was President and CEO of Heritage National Bank, as well as a founder and director of the bank. He has been a Director of the Florida Bankers Association, President of Community Bankers Association and a member of American Bankers Association. Mr. Doerr’s active involvement in his community includes service as Director of the National Multiple Sclerosis Society.

Information Regarding Directors Continuing in Office:

Class III Directors Continuing in Office

Whose Terms Expire at the 2007 Annual Meeting

Name	Age	Position with the Company
Howard Sheridan, M.D.	61	Chairman of the Board

Daniel E. Dosoretz, M.D.	53	President, Chief Executive Officer, Physician and Director

Solomon Agin, D.D.	68	Director

Howard M. Sheridan, M.D., is one of our founders and has served as a director since 1988 and as Chairman of the Board since April 2004. Dr. Sheridan planned and developed our first radiation treatment center. Prior to joining us, Dr. Sheridan served as President of the medical staff at Southwest Florida Regional Medical Center as well as chairman of the Department of Radiology. Dr. Sheridan currently serves as Chairman of Edison Bancshares, Inc. He previously served on the Advisory Board of Southeast Bank, N.A., and also served as a founding Director and member of the Executive Compensation and Loan Committee of Heritage National Bank from 1989 until September 1996, when Heritage was acquired by SouthTrust Corporation. Dr. Sheridan has practiced interventional radiology and diagnostic radiology in Fort Myers, Florida from 1975 until accepting the chairmanship in April 2004. Dr. Sheridan is a member of the American Medical Association, the Florida Medical Association, and the American College of Radiology. He graduated from Tulane Medical School and completed his residency at the University of Colorado Medical Center. Dr. Sheridan is board certified by the American Board of Radiology and the American Board of Nuclear Medicine.

Daniel E. Dosoretz, M.D., F.A.C.R., F.A.C.R.O., is one of our founders and has served as a director since 1988 and as our President and Chief Executive Officer since April 1997. Dr. Dosoretz is also employed as a physician by our wholly-owned subsidiary, 21st Century Oncology, Inc. Prior to joining us, Dr. Dosoretz served as attending physician at the Massachusetts General Hospital. He also was an Instructor and Assistant Professor of Radiation Medicine at Harvard Medical School and Research Fellow of the American Cancer Society. Upon moving to Fort Myers, Florida, he was appointed to the Clinical Faculty as Associate Professor at the University of Miami School of Medicine. He also has been a visiting Professor at Duke University Medical School. Dr. Dosoretz graduated from the University of Buenos Aires School of Medicine and served his residency in Radiation Oncology at the Department of Radiation Medicine at the Massachusetts General Hospital, Harvard Medical School, where he was selected Chief Resident of the department. Dr. Dosoretz is board certified in Therapeutic Radiology by the American Board of Radiology. He is a Fellow of the American College of Radiation Oncology and of the American College of Radiology and is a member of the International Stereotactic Radiosurgery Society, the American Society for Therapeutic Radiology and Oncology and the American Society of Clinical Oncology.

Solomon Agin D.D., has served as an independent member of our board of directors since January 2005. Rabbi Agin brings over 30 years of community and congregational leadership in humanitarian, healthcare, and religious activities to the board. He has numerous certifications in grief and trauma counseling, and has served as chaplain, guest lecturer, and staff instructor at hospitals in Florida and Missouri. His distinguished record of healthcare service continues with the Southwest Florida AIDS Task Force, Institutional Review Board and Cancer Committee of Southwest Regional Medical Center, the National Association of Jewish Chaplains Board and as chaplain and consultant for Hospice of Southwest Florida and Sarasota, Florida. Rabbi Agin was committee member and chairperson of the Florida Advisory Committee, United States Commission on Civil Rights for many years. He is past president of the Southeast Association Central Conference of American Rabbis. Degrees and awards throughout his career include an honorary doctorate of divinity from Hebrew Union College.

Class I Directors Continuing in Office

Whose Terms Expire at the 2008 Annual Meeting

Nominee	Age	Position with the Company
Michael J. Katin, M.D.	57	Director, Physician and Nominee

Ronald E. Inge	49	Director and Nominee

James Charles Weeks	63	Director and Nominee

Michael J. Katin, M.D., F.A.C.P., F.A.C.R., F.A.C.R.O., is one of our founders and has served as a director since 1988. Dr. Katin is also employed as a physician by our wholly-owned subsidiary, 21st Century Oncology, Inc. Prior to joining us, Dr. Katin served as a clinical instructor in medicine at the State University of New York, Buffalo, School of Medicine and as a clinical fellow in Radiation Therapy at Harvard Medical School. He graduated from the University of Pennsylvania Medical School. He completed an internal medicine residency at Lankenau Hospital in Philadelphia, subspecialized in Medical Oncology and Hematology with fellowships at Roswell Park Memorial Institute in Buffalo, New York, and the National Cancer Institute of the National Institutes of Health, Bethesda, Maryland and later completed a residency in Radiation Medicine at the Massachusetts General Hospital. Dr. Katin is board certified in Therapeutic Radiology by the American Board of Radiology and is board certified by the American Board of Medicine in Internal Medicine and in the subspecialties of Medical Oncology, Hematology and Geriatric Medicine.

Ronald E. Inge, has served as an independent member of our board of directors since the completion of our June 2004 initial public offering. Since September 2003, Mr. Inge has served as Chief Operations Officer of Land Solutions, Inc. and President of Development Solutions, Inc., two related real estate entities engaged in real estate development. Mr. Inge has also served as President of Inge & Associates, Inc., a mining and real estate consulting firm, since February 2002. From June 1999 to November 2002 Mr. Inge served as Vice President—Business Development, South Florida for Florida Rock Industries, Inc., an NYSE-listed construction materials company. From October 1981 to November 2002 he served as Executive Vice President of Harper Bros., Inc., which was acquired by Florida Rock Industries, Inc. in June 1999. Mr. Inge served as Tax and Audit Supervisor for Coopers & Lybrand, Certified Public Accountants, from July 1978 to September 1981. Mr. Inge is a Certified Public Accountant in Florida and received his Bachelor of Business Administration degree from Stetson University.

James Charles Weeks, has served as an independent member of our board of directors since August 2004. Mr. Weeks has had a 37-year career in publishing. Most recently, he served as President and Chief Operating Officer of The New York Times Regional Newspaper Group until his retirement in January 2000. In that capacity, he was responsible for the operations of 28 newspapers in 10 states. Prior to that, he was Executive Vice President of The New York Times Regional Newspaper Group and the Director of Newspaper Acquisitions for The New York Times Company. Mr. Weeks has also held the position of Publisher at two regional newspapers, the Press Democrat in Santa Rosa, California and the Star News in Wilmington, North Carolina. Mr. Weeks holds a Bachelor of Science degree from The University of Florida and is a graduate of the Program for Management Development of the Harvard Business School.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

As of the date of this proxy statement our board had nine directors and no vacancies and the following three standing committees each of which were established at the time of our June 2004 initial public offering: 1) the audit committee, (2) the compensation committee, and (3) the nominating committee. During 2005, the public company board held seven meetings and each director attended at least 75% of all board and applicable committee meetings. While we have no specific policy requiring attendance at the annual meeting of shareholders by board members, such attendance is expected.

The following table shows the current membership of each board committee and the number of meetings held by each committee in 2005:

Name of Director	Board	Audit Committee	Compensation Committee	Nominating Committee
Non-Employee Directors:
Herbert F. Dorsett	X	X	X	X
Ronald E. Inge	X	X	X	X
James Charles Weeks	X	X	X
Leo R. Doerr	X	X
Solomon Agin	X			X
Employee Directors:
Howard Sheridan, M.D.	X
Daniel E. Dosoretz, M.D.	X			X
James H. Rubenstein, M.D.	X
Michael J. Katin, M.D.	X
Total Number of Meetings in 2005	7	7	2	0

We are required to comply with the listing standards of Nasdaq in order to maintain the listing of our common stock on the Nasdaq National Market including corporate governance rules. As required under the Nasdaq rules, our board of directors is composed of a majority of independent directors.

As the date of this proxy statement, our board of directors has determined that directors Dorsett, Inge, Weeks, Doerr and Agin each satisfy the “independence” requirements of the applicable Nasdaq Rules and Securities and Exchange Commission Regulations.

Audit Committee

The audit committee is currently composed of directors Dorsett, Inge, Weeks and Doerr. Our audit committee is responsible for monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements and the independence and performance of our internal and external auditors.

The board of directors has designated director Ronald E. Inge as the audit committee “financial expert.” The board of directors adopted an Audit Committee Charter, which is posted on our website at www.rtsx.com.

Compensation Committee

The compensation committee currently consists of directors Dorsett, Inge and Weeks. The board of directors has determined that for purpose of serving on the compensation committee each of these directors satisfy the “independence” requirements of the applicable Nasdaq Rules. Our compensation committee establishes, reviews and approves our compensation programs, including administering our existing stock option plans, and sets salaries and bonuses for our officers and certain other salaried employees.

Nominating Committee

Our nominating committee recommends qualified candidates for election to our board of directors and evaluate and review the performance of existing directors. The nominating committee currently consists of directors Dorsett, Inge, Agin and Dosoretz. The nominating committee has the authority to recommend director nominees for selection by the board of directors. Board candidates are generally considered based on various criteria, including business experience, industry experience, financial background, breadth of knowledge about issues affecting us, time available for meetings and consultation regarding matters affecting us, and other factors deemed relevant under the circumstances. We have adopted a Nominating Committee Charter, a copy of which is posted on our website at www.rtsx.com.

We have not received director candidate recommendations for the annual meeting from our shareholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from shareholders will be evaluated in the same manner that potential nominees suggested by board members are evaluated. We do not intend to treat shareholder recommendations in any manner different from other recommendations.

Communications with the Board and Audit Committee

Shareholders may send communications to the whole board or any of its members by sending such communications to us, c/o Secretary at 2234 Colonial Boulevard, Fort Myers, Florida 33907. Communications should be sent by overnight or certified mail, return receipt requested. Such communications will be forwarded to the board or specific members of the board as directed in the shareholder communication.

The audit committee has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential and anonymous submission of concerns regarding questionable accounting or auditing matters. The Audit Committee Complaint Procedures for Accounting and related matters is available on our website at www.rtsx.com.

Corporate Governance Policies

We have adopted a written code of ethics that applies to our principal executive officer, principal financial officer and principal accounting officer, responsive to Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission. Our Code of Ethics for Principal Executive Officer and Senior Financial Officers is available on our website at www.rtsx.com.

DIRECTOR COMPENSATION

We do not pay separate director’s compensation to our employee directors, but we do have other compensatory arrangements with them other than for director services which are described in the sections of this proxy statement captioned “Executive Compensation” and “Certain Relationships and Related Party Transactions”. We compensate our independent directors in connection with their services on our board of directors as follows:

•	personal attendance at board meetings—$5,000 per meeting.

•	telephonic attendance at board meetings—$4,000 per meeting.

•	personal attendance at committee meetings—$3,000 per meeting.

•	telephonic attendance at committee meetings—$2,000 per meeting.

Director Compensation for 2005

Name of Director	Cash Compensation
Herbert F. Dorsett	$54,000
Ronald E. Inge	54,000
James Charles Weeks	43,000
Leo R. Doerr	45,000
Solomon Agin	33,000

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Sarbanes-Oxley Act of 2002 requires the audit committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. Ernst & Young LLP has audited our financial statements for each of the fiscal years in the three year period ended December 31, 2005. For fiscal year ending December 31, 2006, the audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm.

Representatives of Ernst & Young LLP will be present at the meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of shareholders.

Shareholders are not required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, we are submitting the appointment to our shareholders as a matter of good corporate practice. If our shareholders fail to ratify the appointment of Ernst & Young LLP, the audit committee may reconsider whether or not to retain Ernst & Young LLP.

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the meeting is necessary for approval of the ratification of Ernst & Young LLP. On this matter, abstentions are treated as being entitled to vote and broker non-votes are treated as not being entitled to vote at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL 2, THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT AND RELATED FEES

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our financial statements for the years ended December 31, 2005 and December 31, 2004, and fees for other services rendered by Ernst & Young LLP during those periods.

Type of Fees	2005	2004
Audit Fees (1)	$893,000	$756,000
Audit-Related Fees (2)	—	8,500
Tax Fees—Compliance (3)	113,000	7,000
Tax Fees—Other (4)	292,000	—
All Other Fees (5)	—	36,000

Total	$1,298,000	$807,500

(1)	Audit Fees—These are fees for professional services performed by Ernst & Young LLP for the audit of our 2005 and 2004 annual financial statements and review of financial statements included in our 10-Q filings, the audits of our internal controls over financial reporting (Sarbanes-Oxley Section 404) in 2005, professional services performed in connection with our registration statements and comfort letters associated with our initial public offering in 2004, and services that are normally provided in connection with statutory and regulatory filings or engagements. The 2004 fees include $419,000 for professional services associated with our initial public offering.
(2)	Audit-Related Fees—These are fees billed to us for assurance and related services performed by Ernst & Young LLP in 2004 that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax Fees—Compliance—These are fees billed to us for professional services performed by Ernst & Young LLP rendered in conjunction with the filing of our annual tax returns.
(4)	Tax Fees—Other—These are fees billed to us for professional services performed by Ernst & Young LLP with respect to various tax planning and advisory services.
(5)	All Other Fees—These are fees billed to us for other permissible work performed by Ernst & Young LLP in 2004 that does not meet the above category descriptions.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence and has concluded that the non-audit services provided by Ernst & Young LLP are compatible with maintaining Ernst & Young LLP’s independence.

Pre-Approval Policies and Procedures

The audit committee approves in advance all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The audit committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence and has pre-approved certain specified audit and non-audit services to be provided by Ernst & Young LLP for up to twelve (12) months from the date of the pre-approval. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the audit committee for its consideration.

THE AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in such filing.

The audit committee of the board of directors currently consists of directors Dorsett, Inge, Weeks and Doerr, all of whom are non-employee independent directors. The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended December 31, 2005, and the notes thereto.

Review with Management

The audit committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2005 and the notes thereto. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles.

Review and Discussions with Independent Accountants

The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the conduct of the audit of our financial statements.

The audit committee has also received and reviewed written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with Ernst & Young LLP their independence from us.

Conclusion

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission. The audit committee also recommended that the appointment of Ernst & Young LLP as our independent registered public accounting firm be submitted to our shareholders for ratification.

SUBMITTED BY AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Herbert F. Dorsett (Chair)

Ronald E. Inge

James Charles Weeks

Leo R. Doerr

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 15, 2006 by:

•	each person that beneficially owns more than 5.0% of our outstanding common stock;

•	each of our directors and executive officers identified in the Summary Compensation Table; and

•	all directors and executive officers as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, and to our knowledge, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to applicable community property laws. Unless otherwise noted in the footnotes, the address for each shareholder is c/o Radiation Therapy Services, Inc., 2234 Colonial Boulevard, Fort Myers, Florida 33907.

Beneficial Owners	Number of Shares	Percent
Directors and Officers
Howard M. Sheridan, M.D. (1)	2,211,159	9.6%
Daniel E. Dosoretz, M.D. (2)	3,597,027	15.7
James H. Rubenstein, M.D. (3)	2,628,096	11.5
Michael J. Katin, M.D. (4)	2,223,315	9.7
Herbert F. Dorsett (5)	200	*
Ronald E. Inge	5,000	*
James Charles Weeks	1,000	*
Leo Doerr	—	—
Solomon Agin	85	*
David M. Koeninger	104,800	*
Joseph Biscardi	—	—
All directors and executive officers as a group (12 persons)	10,776,227	47.0%

Others
FMR Corp. (6) 82 Devonshire Street Boston, MA 02109	1,394,200	6.1%

*	Less than 1.0% of the outstanding common stock.
(1)	Includes 1,105,580 shares which his wife has sole voting and investment power.
(2)	Includes 1,714,139 shares which his wife has sole voting and investment power.
(3)	Includes 1,399,150 shares which his wife has sole voting and investment power.
(4)	Includes 1,195,106 shares which his wife has sole voting and investment power.
(5)	Includes 200 shares which his wife has shared voting and investment power.
(6)	This information is based solely on a Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on February 14, 2006, which indicates that its subsidiary investment management companies and an affiliated partnership have sole power to direct the voting of 449,500 shares and disposition of 1,394,200 shares. FMR Corp. disclaims beneficial ownership of 973,400 shares held by one of the subsidiary investment management companies and the affiliated partnership.

MANAGEMENT

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Howard M. Sheridan, M.D.	61	Chairman of the Board
Daniel E. Dosoretz, M.D.	53	President, Chief Executive Officer, Physician and Director
James H. Rubenstein, M.D.	51	Medical Director, Physician, Secretary and Director
David M. Koeninger	52	Executive Vice President and Chief Financial Officer
Joseph Biscardi	37	Corporate Controller and Chief Accounting Officer

The biographies of Drs. Sheridan, Dosoretz and Rubenstein are included above with those of the other members of the board of directors.

David M. Koeninger has served as Chief Financial Officer since 1998 and Vice President from 1998 until 2000, and as Executive Vice President since 2000. Prior to joining us, Mr. Koeninger had served since 1986 in various management and executive positions with Anthem Blue Cross Blue Shield, a Cincinnati, Ohio-based health insurance company, including Vice President and Corporate Controller; Vice President, Finance, National Business Division; and Vice President, National Business Division. From 1976-1986, Mr. Koeninger was with Ernst & Young LLP. Mr. Koeninger is a Certified Public Accountant in Kentucky and is a member of the Financial Executives International and Healthcare Financial Management Association.

Joseph Biscardi joined us in 1997 as our Corporate Controller and Chief Accounting Officer. Prior to joining us, Mr. Biscardi worked for PricewaterhouseCoopers, LLP from 1993 to 1997. He is a Certified Public Accountant in New York.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation earned for services rendered to us in all capacities for the fiscal years ended December 31, 2005, 2004 and 2003 by our Chief Executive Officer and our four next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2005 (the “Named Officers”).

Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (3)		All Other Compensation (4)
Howard M. Sheridan, M.D. Chairman	2005 2004 2003	$300,000 443,937 564,800	$296,642 81,000 196,467	$	— — —	$	— — —

Daniel E. Dosoretz, M.D. (1) President, Chief Executive Officer and Director	2005 2004 2003	900,000 1,034,619 1,100,008	2,031,367 678,971 889,613		— — —		4,154 4,100 4,000

James H. Rubenstein, M.D. (2) Medical Director, Secretary and Director	2005 2004 2003	900,000 1,034,619 1,100,008	1,040,508 334,744 537,613		— — —		4,200 4,100 4,000

David M. Koeninger Executive Vice President, Chief Financial Officer	2005 2004 2003	400,000 386,075 341,380	887,946 608,413 566,314		— — —		4,200 4,100 4,000

Joseph Biscardi Corporate Controller and Chief Accounting Officer	2005 2004 2003	155,770 157,167 148,643	60,620 82,856 55,258		— — —		4,200 4,100 4,000

(1)	Salary amount includes $450,000 in 2005 and 2004 for medical services rendered as a physician on behalf of our wholly-owned subsidiary, 21st Century Oncology, Inc. pursuant to a Physician Employment Agreement. Prior employment agreements combined the compensation for executive and physician duties.
(2)	Salary amount includes $450,000 in 2005 and 2004 for medical services rendered as a physician on behalf of our wholly-owned subsidiary, 21st Century Oncology, Inc. pursuant to a Physician Employment Agreement. Prior employment agreements combined the compensation for executive and physician duties.
(3)	The aggregate value of all perquisites and personal benefits did not exceed the lesser of either $50,000, or 10% of the total annual salary and bonus reported for the named executive officers in the Summary Compensation Table.
(4)	Amounts indicated represent 401(k) plan matching contributions paid by us for these executives for each of the periods presented.

Option Grants in Last Fiscal Year

The following table sets forth grants of options to purchase shares of our common stock during the fiscal year ended December 31, 2005 to each of the Named Officers. In accordance with SEC rules and regulations, the following table also sets forth in columns (f) and (g) “hypothetical” gains based on assumed annual compound appreciation rates of 5% and 10% from the date of the option grant to the end of the 10 year option term. These hypothetical rates do not represent our estimate or projection of our future stock prices and we cannot assure you that our stock prices will appreciate. There were no grants of options to any of our Named Officers to purchase shares of our common stock during the fiscal year ended December 31, 2005.

Individual Grants					Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
Name (a)	Number of Securities Underlying Options Granted (#) (b)	Percent Of Total Options Granted to Employees In Fiscal Year (c)	Exercise Price ($/Sh) (d)	Expiration Date (e)	5% ($) (f)	10% ($) (g)
Howard M. Sheridan, M.D. Chairman	—	—	$—	—	$—	$—

Daniel E. Dosoretz, M.D. President, Chief Executive Officer and Director	—	—	$—	—	$—	$—

James H. Rubenstein, M.D. Medical Director, Secretary and Director	—	—	$—	—	$—	$—

David M. Koeninger Executive Vice President, Chief Financial Officer	—	—	$—	—	$—	$—

Joseph Biscardi Corporate Controller and Chief Accounting Officer	—	—	$—	—	$—	$—

Aggregated Option Exercises in Last Year and Year-End Values

The following table sets forth information with respect to the aggregate stock option exercises by Named Officers during 2005 and the year-end value of unexercised options held by the Named Officers:

Name	Shares Acquired On Exercise	Value Realized(1)	Number of Options at Year End		Value of In-The-Money Options at Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Howard M. Sheridan, M.D.	—	—	50,000	—	$1,116,000	—
Daniel E. Dosoretz, M.D.	—	—	600,000	—	$13,386,000	—
James H. Rubenstein, M.D.	—	—	300,000	—	$6,693,000	—
David M. Koeninger	—	—	150,000	—	$3,347,000	—
Joseph Biscardi	—	—	30,000	—	$669,000	—

(1)	The value realized is based upon the difference between the market price of the shares purchased on the exercise date and the exercise price times the number of shares covered by the exercised options.

On November 3, 2005, our board of directors, upon the recommendation of the compensation committee consisting solely of independent directors, approved the acceleration of vesting of all nonqualified outstanding nonvested stock option previously granted under the Company’s equity compensation plans, which included nonvested options granted to the Company’s Named Officers.

Equity Compensation Plan Information

Equity Compensation Table. We maintain a 1997 stock option plan and a 2004 stock incentive plan adopted by our board of directors and approved by our shareholders prior to our initial public offering. We do not have any equity compensation plans that have not been approved by our shareholders. The following table sets forth information as of December 31, 2005, with respect to our equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity Compensation Plans Approved by Shareholders
1997 and 2004 stock incentive plans	2,160,896	$10.80	2,382,812
Equity Compensation Plans Not Approved by Shareholders	N/A	N/A	N/A

Employment Contracts and Change in Control Arrangements.

Employment Agreement with Drs. Dosoretz and Rubenstein. We have both an executive employment agreement and a physician employment agreement as of April 2004 with Dr. Dosoretz, our President and Chief Executive Officer and Dr. Rubenstein, our Medical Director and Secretary. Each agreement is for a three-year term, which renews automatically for successive two-year terms unless 120 days prior notice is given by either party. The executive agreements each provide for an annual base salary of not less than $450,000 and contemplate that the executives will devote approximately 60% of their time to duties under the executive agreements. The physician agreements provide for an annual base salary of $450,000. If a physician agreement is terminated but the executive agreement is not, the annual base salary under the latter agreement will be increased to $900,000. Conversely, if an executive agreement is terminated, but the physician agreement is not, the annual base salary under the physician agreement will be increased to $900,000. Drs. Dosoretz and Rubenstein are eligible to receive quarterly bonuses under our performance-based bonus plan. Drs. Dosoretz and Rubenstein received option grants to purchase 600,000 and 300,000 shares of our common stock, respectively, at a price per share equal to the initial public offering price of $13. The agreements also provide for other benefits including the right to participate in fringe benefits plans, vacation and reimbursement of business expenses.

The executive agreements and physician agreements restrict Drs. Dosoretz and Rubenstein from competing with us during the term of the agreement and for two years thereafter:

•	as an executive, in any state or state adjacent to a state where one of our treatment centers or other businesses is located; and

•	as a physician at any hospital in which our physician providers regularly admit patients, within any county in which we operate a treatment center, or within 25 miles of any one of our treatment centers.

If the executive employment agreement is terminated involuntarily other than for (i) cause, (ii) upon death or disability or (iii) upon voluntary termination by executive, the executive will be entitled to:

•	receive a series of monthly payments for a period of 36 months equal to one-twelfth of the executive’s current annual base salary plus the sum of the executive’s most recent four quarterly bonus payments; and

•	continue to participate in all benefit and insurance plans for a period of one year at our expense.

If the termination is for disability the executive will be entitled to receive a series of monthly payments equal to one-twelfth the executive’s current annual base salary until the earlier of (i) executive’s return to active employment, (ii) the end of the term of the executive employment agreement or (iii) 24 months.

Employment Agreement with Dr. Sheridan. We have entered into an Employment Agreement with our Chairman, Dr. Howard Sheridan, which commenced on June 21, 2004, the date of our initial public offering. In addition to serving as our Chairman, Dr. Sheridan will provide corporate executive services and support under the agreement including strategic planning, evaluating suitable mergers and acquisitions and other services related to our growth and development. The agreement is for a period of three years which renews automatically for successive one year terms unless 120 days prior notice is given by either party. Dr. Sheridan was to receive an annual base compensation of not less than $300,000 under the agreement, will be eligible to receive bonuses and received options to purchase 50,000 shares of our common stock at an exercise price equal to the initial public offering price of $13 per share for his corporate executive services and support. On November 3, 2005, after consideration of his undertaking of additional duties in managing our business development program, the compensation committee approved an increase in the annual base salary of Dr. Sheridan to $500,000 effective January 1, 2006.

Employment Agreement with David M. Koeninger. We have entered into an employment agreement with Mr. Koeninger, our Executive Vice President and Chief Financial officer, which is substantially similar to the executive employment agreements of Drs. Dosoretz and Rubenstein except as follows:

•	there is no physician employment agreement

•	an initial annual base salary of not less than $400,000; and

•	the option grant is for 150,000 shares.

•	The involuntary termination payments are for a period of 18 months.

Employment Agreement with Joseph Biscardi. We have entered into a written employment agreement as of April 2004 with Joseph Biscardi, our Controller and Chief Accounting Officer. The employment agreement is for a three-year term, which renews automatically for successive one-year terms unless 120 days prior notice is given by either party. The employment agreement provides for a base salary of not less than $150,000 and Mr. Biscardi is also eligible for an annual bonus of up to 25% of his base salary based on various objective financial goals to be agreed to annually by the Company’s Chief Financial Officer and Mr. Biscardi. Mr. Biscardi received option grants to purchase 30,000 shares of our common stock at an exercise price equal to the initial public offering price of $13 per share. A covenant not to compete against us during the term of the employment agreement and for two years thereafter is part of the agreement. If the employment agreement is terminated other than for (i) cause, (ii) upon death or disability or (iii) upon voluntary termination by Mr. Biscardi, he will be entitled to receive the equivalent of his most recent annual compensation payable in 12 equal monthly payments.

Change in Control Arrangements. Each of the employment agreements with our executive officers described above contain change in control provisions. Upon a change in control, each of the executive officers will receive accelerated vesting of their stock options. In the event employment with us is terminated for certain reasons during the 12-month period prior to or 6-month period following the change in control, Drs. Dosoretz and Rubenstein and Mr. Koeninger will receive a lump sum severance payment equal to 250% of his then current annual base salary and the annual bonus paid to the executive in the previous year. If the change in control occurs and such executive continues in his position, such executive’s then current annual base salary and bonus will automatically be increased by 150% for the greater of the remaining term of his employment agreement or 2 to 3 years in lieu of the severance payment described above.

Compensation Committee Interlocks and Insider Participation.

The compensation committee is composed of directors Herbert F. Dorsett, Ronald E. Inge and James Charles Weeks, none of whom are or have ever been our officer or employee. During 2005, no executive officer of RTS served as a director of any corporation for which any of these individuals served as an executive officer, and there were no other compensation committee interlocks with the companies with which these individuals or our other directors are affiliated.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Administrative Services Agreements

In Maryland, Massachusetts, Nevada, New York and North Carolina, we have administrative services agreements with professional corporations owned by certain of our directors, officers and principal shareholders, who are licensed to practice medicine in such states. We have entered into these administrative services agreements in order to comply with the laws of such states which prohibit us from employing physicians. Our administrative services agreements generally obligate us to provide treatment center facilities, staff and equipment, accounting services, billing and collection services, management and administrative personnel, assistance in managed care contracting and assistance in marketing services. Terms of the agreements are typically 20-25 years. We receive a monthly fixed fee for our services. Our Chairman, Howard M. Sheridan, M.D., our Chief Executive Officer and President, Daniel E. Dosoretz, M.D., our Medical Director, James H. Rubenstein, M.D., and a director, Michael J. Katin, M.D., own interests in these professional corporations ranging from 0% to 100%. The administrative services fees paid to us by such professional corporations under the administrative services agreements were approximately $24,753,000 in 2005. We engaged in independent consultant to complete a fair market value review of the fees paid by related party professional service corporations to the Company under the terms of these agreements, except for the administrative services agreement related to our Massachusetts-based center, which was newly acquired in 2005. The consulting firm completed a review of 2005 fees under the Maryland, Nevada, New York and North Carolina agreements and determined that the fees are at fair market value. With respect to our Massachusetts-based center and any new centers in 2006 which require an administrative services agreement, the audit committee approved the utilization by management of the same underlying fee methodology used in the Maryland, Nevada, New York and North Carolina administrative services agreements based on the fair market value review completed by the independent consultant.

Lease Arrangements with Entities Owned by Related Parties

We lease certain of our treatment centers and other properties from related parties. We have entered into various lease arrangements with entities owned by Drs. Sheridan, Dosoretz, Rubenstein and Katin, and certain of our shareholders and employees. Their ownership interests in these entities range from 0% to 100%. These related party leases have expiration dates through February 28, 2020 and provide for annual lease payments ranging from approximately $27,500 to $499,000. The aggregate lease payments we made to the entities owned by these related parties were approximately $3,173,000 in 2005. The rents were determined on the basis of the debt service incurred by the entities and a return on the equity component of the project’s funding. Prior to completing our initial public offering in June 2004, we engaged an independent consultant to complete a fair market rent analysis for the real estate leases with these entities. The consultant determined that, with one exception, the rents are at fair market value. We negotiated a rent reduction for the one exception to bring it to fair market value as determined by the consultant. In the future an independent consultant will be utilized to assist the Company’s audit committee in determining fair market rental for any renewal or new rental arrangements with any affiliated party.

In October 1999, we entered into a sublease arrangement with a partnership which is owned by certain of our shareholders to lease space to the partnership for an MRI center in Mount Kisco, New York. Sublease rentals paid by the partnership to the landlord on our behalf were approximately $571,000 during 2005.

Indebtedness with Related Parties

At December 31, 2004, the Company had approximately $310,000 payable to three land partnerships owned by certain of the Company’s directors, officers, principal shareholders, shareholders and employees for construction in process and building improvement costs related to the construction of a medical facility. Dr. Dosoretz owned 15-30% of each of the three land partnerships while Drs. Sheridan, Rubenstein and Katin each owned 8.8% of one land partnership, 10-15% of a second land partnership and 5.7% of the third land partnership, respectively. These costs were reimbursed to the land partnerships in 2005.

Indemnification Agreements with Certain Officers and Directors

We have entered into indemnification agreements with each of our executive officers and directors.

Other Transactions

We provide billing and collection services to Riverhill MRI Specialists, P.C., a provider of medical services in New York which is owned by certain of our directors, officers, principal shareholders, shareholders and employees. Drs. Sheridan, Dosoretz, Katin and Rubenstein each own a 10.4% interest in Riverhill MRI Specialists, P.C. The fees paid to us by such professional corporation for the billing and collection services were approximately $194,000 for 2005.

The Company is a participating provider in an oncology network, of which Dr. Dosoretz has an ownership interest. The Company provides oncology services to members of the network. Payments received by the Company for services rendered in 2005 approximated $384,000.

In October 2003, we contracted with Batan Insurance Company SPC, LTD, a newly-formed entity, which is owned by Drs. Katin, Dosoretz, Rubenstein and Sheridan to provide us with malpractice insurance coverage. We paid premium payments to Batan Insurance Company SPC, LTD of approximately $4,096,000 for the year ended December 31, 2005. The new insurance company is managed by AON Corporation, pursuant to a management agreement.

During 2005, we employed five family members of certain of our directors, officers and shareholders. The total compensation paid to such family members in 2005 was $515,745.

Dr. Katin is employed by us pursuant to a physician agreement. Compensation paid by us to Dr. Katin was $1,136,478 for the year ended December 31, 2005.

THE COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The compensation committee of the board of directors currently consists of directors Dorsett, Inge and Weeks, all of whom are non-employee independent directors of RTS. The compensation committee is responsible for assisting the board in executive compensation matters including the development of compensation levels with management input, reviewing the compensation of the company’s executives, including the chief executive officer, and making recommendations to the board for determination. RTS became a public company following its initial public offering on June 2004 and the compensation committee was formed shortly thereafter. Accordingly, the compensation committee had no role in the determination of compensation prior to the time of the initial public offering.

The compensation of our executive officers for the fiscal year 2005 was established by the board of directors prior to the initial public offering which board of directors included present members Drs. Sheridan, Dosoretz, Rubenstein, and Katin and such compensation was contained in written employment agreements which are described elsewhere in this proxy statement. Notwithstanding the compensation committee’s non-involvement in the determination of executive compensation prior to the initial public offering, the compensation committee has evaluated and concluded that the executive compensation determined by the board of directors and paid by the Company in the fiscal year 2005, including the chief executive officer’s compensation, was appropriate and reasonable considering factors such as their responsibilities, their individual performance, the success of the initial public offering and the company’s performance.

Compensation Policies

RTS’s executive compensation program is designed to support the overall objective of maximizing long-term shareholder value by aligning the interests of executives with the interests of shareholders and rewarding executives for achieving corporate and individual objectives. The executive compensation program is also designed to provide compensation opportunities that attract and retain the services of qualified executives in the highly competitive marketplace. For fiscal year 2005, the Company’s executive compensation program was comprised of three principal components: base salary, cash bonus incentives and long-term incentive opportunities through stock option grants. The levels of base salary and cash bonus incentives of the chief executive officer and the executive officers in 2005 were established prior to the initial public offering under their respective employment agreements discussed elsewhere in this proxy statement.

Base Salary

Base salary levels for the chief executive officer and the other executive officers are generally intended to compensate executives at salary levels of comparable companies. Base salaries are determined on an individual basis by evaluating each executive’s scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. Base salaries for executives are reviewed annually by the compensation committee and if appropriate the compensation committee recommends adjustments to the board for determination. Prior to the initial public offering the board of directors determined the minimum base salary levels which were set forth in employment agreements that became effective at the time of the initial public offering. The base salaries paid to the chief executive officer and the executive officers in fiscal 2005 are set forth in the Salary column of the Summary Compensation Table of this proxy statement.

Performance Bonus Incentives

Performance bonuses tied to the Company’s performance are a component of executive compensation and are designed to motivate the executive to focus on the Company’s performance for the fiscal year. The employment agreements of the chief executive officer and certain executive officers provide for performance based bonus payments in cash and/or stock if the company meets certain EBITDA targets pursuant to the five-year performance based bonus plan which was approved by shareholders prior to the initial public offering. The performance based bonus plan is disclosed elsewhere in this proxy. The compensation committee from time to time may also award discretionary bonuses to the chief executive officer and certain executive officers based upon performance. The bonuses paid to the chief executive officer and the executive officers in fiscal 2005 are set forth in the Bonus column of the Summary Compensation Table of this proxy statement.

Long-Term Incentives

The compensation committee administers RTS’s stock option plans which were approved by shareholders prior to the initial public offering. Long-term incentives are provided to the chief executive officer and the executive officers through stock option grants which have value to executives only through stock appreciation over time. Grants to the chief executive officer and the executive officers of stock options are an important component of the Company’s compensation mechanism and are designed to motivate the executive to manage the Company from the perspective of an owner of the Company. Prior to the initial public offering the board of directors determined the granting of stock options for fiscal year 2004 which became effective upon the initial public offering. There were no stock option grants to the chief executive officer or the executive officers in 2005.

On November 3, 2005, our board of directors, upon our recommendation, approved the acceleration of vesting of all nonqualified outstanding nonvested stock option previously granted under the Company’s equity compensation plans, which included nonvested options granted to the Company’s chief executive officer and the executive officers.

CEO Compensation

Daniel E. Dosoretz, M.D. was the Company’s chief executive officer during fiscal year 2005. Dr. Dosoretz’ executive compensation was determined by the terms of an executive employment agreement entered into prior to the initial public offering and in fiscal year 2005 he was paid a salary of $900,000, a performance bonus of $1,978,384 and a tax reimbursement bonus of $52,983. Dr. Dosoretz was also paid separate compensation for medical services under a separate physician employment agreement. All of the cash compensation paid to Dr. Dosoretz in fiscal year 2005 is set forth in the Summary Compensation Table of this proxy statement. Dr. Dosoretz is a member of the board of directors and subsequent to the initial public offering does not participate in board deliberations concerning his own compensation.

Executive Compensation Tax Deductibility

Section 162(m) generally disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers, unless compensation is solely performance-based. In addition, a transition rule is afforded so that certain compensation paid by a corporation that becomes subject to Section 162(m) by reason of becoming a public company will not be subject to the deduction limit during a prescribed transition period. While it is the compensation committee’s general policy to qualify, to the maximum extent possible, its executives’ compensation for deductibility under applicable tax laws, it reserves the authority to award non-deductible compensation under circumstances it believes to be appropriate.

COMPENSATION COMMITTEE

Ronald E. Inge (Chair)

Herbert F. Dorsett

James Charles Weeks

STOCK PRICE PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total shareholder returns for our common stock with the performance of the CRSP Total Returns Index for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Health Services Stocks Index. The graph assumes the investment of $100 on June 21, 2004, the date of our initial public offering, and ending on December 31, 2005. The calculations of cumulative shareholder return on the Nasdaq Stock Market Index and the Nasdaq Health Services Stocks Index include reinvestment of dividends, however the calculation related to our common stock does not include such because we did not pay dividends during the measurement period. The performance shown in the graph is not necessarily indicative of future performance.

Comparison of Cumulative Total Return Among

Radiation Therapy Services, Inc. Common Stock

Nasdaq Stock Market (U.S. Companies) Index

and Nasdaq Health Services Stocks Index

	06/21/2004	12/31/2004	06/30/2005	12/31/2005
Radiation Therapy Services, Inc.	101.1	121.0	189.0	251.3
Nasdaq Stock Market (U.S.)	103.0	109.6	104.1	112.0
Nasdaq Health Services Stocks	101.6	107.7	128.4	148.1

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

For the fiscal year ended December 31, 2005, we believe, based solely on a review of Forms 3, 4 and 5 (including amendments), that all filings required pursuant to Section 16(a) of the Securities Exchange Act of 1934 relating to us were timely made with the exception of an inadvertent late filing of a Form 4 for director Katin with respect to his sale of 800 shares of our stock on September 14, 2005.

Shareholder Proposals for the Next Annual Meeting

Any shareholder who intends to present a proposal at the annual meeting in the year 2007, or include a proposal in the proxy statement, must deliver the proposal to our corporate secretary at 2234 Colonial Boulevard, Fort Myers, Florida 33907:

•	not later than December 1, 2006, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

•	not later than January 30, 2007, if the proposal is submitted other than pursuant to Rule 14a-8, in which case we are not required to include the proposal in our proxy materials.

Matters Not Determined at Time of Solicitation

The board of directors does not know of any matters, other than those referred to in the accompanying notice for the meeting, to be presented at the meeting for action by the shareholders. However, if any other matters are properly brought before the meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

2005 Annual Report

On February 17, 2006, we filed with the Securities and Exchange Commission our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Copies of our 2005 Form 10-K may be obtained without charge by writing to: Radiation Therapy Services, Inc., 2234 Colonial Boulevard, Fort Myers, Florida 33907; Attention: Investor Relations or by accessing the Securities and Exchange Commission’s EDGAR database at www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

James H. Rubenstein, M.D.

Secretary

Fort Myers, Florida

March 31, 2006

ANNUAL MEETING OF SHAREHOLDERS OF

RADIATION THERAPY SERVICES, INC.

May 5, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” BOTH PROPOSAL 1 AND PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

			FOR	AGAINST	ABSTAIN
1. To elect three Directors to serve on our Board of Directors:		2. To ratify the appointment of Ernst & Young LLP.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O James H. Rubenstein, M.D. O Herbert F. Dorsett O Leo R. Doerr

3.      In their discretion the proxies are authorized to vote upon other business as may properly come before the the meeting or any adjournment or postponement thereof.

This proxy when properly signed will be voted as directed by the undersigned shareholder(s). If no direction is specified, this proxy will be voted FOR the nominees listed herein and FOR proposal 2 as recommended by the Board of Directors.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

RADIATION THERAPY SERVICES, INC.

2234 Colonial Boulevard

Fort Myers, FL 33907

Proxy Solicited on Behalf of the Board of Directors for May 5, 2006 Annual Meeting of Shareholders

The undersigned hereby appoints James H. Rubenstein, M.D. and Michael J. Katin, M.D. or either of them, as proxies with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all of the shares of common stock of Radiation Therapy Services, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders and any adjournment(s) thereof.

(Continued and to be signed on the reverse side.)

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